apei AMERICAN PUBLIC EDUCATION, INC.

A leading provider of higher learning dedicated to preparing students all over the world for excellence in service, leadership and achievement. The Company offers respected, innovative and affordable academic programs and services to students, universities and partner organizations through wholly owned subsidiaries: **American Public University System** and National Education Seminars Inc., which we refer to as **Hondros College of Nursing**.

American Public University System (APUS), which is accredited by the Higher Learning Commission (HLC), offers online degree and certificate programs through American Military University (AMU) and American Public University (APU). Hondros College of Nursing (HCN) educates nurses at five Ohio campuses in Cincinnati/West Chester, Cleveland/Independence, Columbus/Westerville, Dayton/Fairborn and Toledo/Maumee. Together, these institutions serve more than 80,000 adult learners worldwide and offer more than 200 degree and certificate programs in fields ranging from homeland security, military studies, intelligence and criminal justice to technology, business administration, public health, nursing and liberal arts. For additional information, please visit www.apei.com.



97%
APUS ALUMNI SURVEYED
Respondents indicated that APUS programs met their overall expectations.[1]

45+
HCON RELATIONSHIPS
with healthcare employers

84K+
APUS ALUMNI

6K+
HCON ALUMNI

93%
APUS ALUMNI SURVEY
Respondents would recommend AMU/APU to a friend or colleague.[2]

Year	Revenue (in thousands)	Net Income Attributable to Common Stockholders (in thousands)	Net Cash Provided by Operating Activities (in thousands)	Total Assets (in thousands)
2018	$297,687	$25,639	$44,179	$370,958
2017	$299,248	$21,121	$47,938	$339,038
2016	$313,139	$24,155	$56,014	$315,620
2015	$327,910	$32,414	$57,211	$299,427
2014	$350,020	$40,877	$61,030	$297,904

Chris Symanoskie, IRC, Vice President, Investor Relations 703-334-3880 or csymanoskie@apei.com

NOTE: Past performance is not indicative of future results. Additional information, including important details about risk factors, can be found in APEI's filings with the U.S. Securities and Exchange Commission, www.sec.gov.

1. APUS, 2017 End of Program Survey
2. APUS, 2017 1-year Alumni Survey

American Public University System[1]

An online institution of higher learning serving the needs of military, public service and civilian communities through American Military University (AMU) and American Public University (APU).

Enrollment and Registrations[1]

For the three months ended September 30,	2019	2018	% Change
Net Course Registrations by New Students	10,800	11,400	-5%
Net Course Registrations	76,700	80,800	-5%
For the nine months ended September 30,	**2019**	**2018**	**% Change**
Net Course Registrations by New Students	30,300	30,300	0%
Net Course Registrations	236,900	241,100	-2%
As of September 30,			
APUS Student Enrollment[2]	80,700	82,200	-2%

At-A-Glance[5]

- 87% of Students Are Working Adults
- Avg. Age of Students: 32 years
- Avg. Undergraduate Class Size: 18 students
- Avg. Graduate Class Size: 9 students
- Gender Ratio: 64% male / 36% female
- 47%+ of APUS Students Referred by Others
- Over 200 Degree and Certificate Programs
- 1,800 Globally-Located Faculty Members

AMU & APU Graduates

- 92,000 Conferred Degrees
- Nearly 40 graduate students and alumni honored as Presidential Management Fellowship finalists, one of the nation's most prestigious programs for leadership and public service.

Registrations by Primary Funding Source

For the three months ended September 30, 2019



- 34.9% Department of Defense Tuition Assistance (TA)
- 26.4% Federal Student Aid (FSA)
- 24.1% Veterans Benefits (VA)
- 14.5% Cash & Other Sources

Tuition

72% of AMU and APU alumni have graduated with no APUS-incurred student loan debt.[3]

Enrollment by Degree Level[5]



- 59% Bachelor's
- 17% Associate
- 15% Master's
- 9% Certificate/other

Enrollment by School[5]



- 23% Security & Global Studies
- 24% Business
- 22% Arts & Humanities
- 16% Science, Technology, Engineering & Math
- 13% Health Sciences
- 2% Education

Hondros College of Nursing[4]

Serving the needs of nurses and the healthcare community through campus locations in Cincinnati, Cleveland, Columbus, Dayton, and Toledo, Ohio.

Student Enrollment[4]

For the three months ended September 30,	2019	2018	% Change
New Student Enrollment	345	485	-29%
Total Student Enrollment	1,410	1,980	-29%

Approximate Cost (Tuition & Fees) of Degree Completion

Practical Nursing	$19,700	
Associate Degree in Nursing	$28,500	Alumni tuition is $23,790[6]

Enrollment by Program

For the full year ended December 31, 2018.



- 54% Licensed Practical Nurse
- 44% Associate Degree in Nursing
- 2% RN—Bachelor of Science in Nursing (Discontinued)

At-A-Glance

- Avg. Age of Students: 30 years
- Gender Ratio: 92% female / 8% male
- Avg. Class Size: 15 students

Graduates

- 6,000+ alumni

1. *APUS Net Course Registrations* represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty.
2. *APUS Student Enrollment* represents the number of unique active students, including those who take an approved leave of absence for up to two years, who have reached the eighth day of their first course or who have completed at least one course within the last 12 months for which a grade was received.
3. Includes alumni who graduated with an Associate's, Bachelor's or Master's degree from APUS as of May 1, 2019. Student loan debt is defined as student loans and private education loans and considers tuition, fees, living expenses, and book costs associated with courses taken at APUS.
4. *HCN Student Enrollment* represents the total number of students enrolled in a course after the date by which students may drop a course without financial penalty.
5. For the twelve months ended December 31, 2018.
6. Tuition for alumni of HCN's Practical Nursing program is $23,790.